UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 7, 2015

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

(Exact name of registrant as specified in charter)

New Jersey	000-25043	22-1697095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Main Street, Hackensack, New Jersey	07601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 488-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2015, the Board of Trustees (the “Board”) of First Real Estate Investment Trust of New Jersey (the “Trust”) approved the expansion of the size of the Board from seven Trustees to eight Trustees, and approved the appointment of John A. Aiello as a Trustee to fill the vacancy created as a result of the expansion, for a term to expire at the Trust’s 2016 Annual Meeting. The Nominating and Corporate Governance Committee of the Board had approved the expansion of the Board and Mr. Aiello’s appointment as a Trustee, and had recommended same to the Board.

Mr. Aiello currently serves as the Executive Secretary of the Trust. In addition, Mr. Aiello is a shareholder and officer of the law firm of Giordano, Halleran & Ciesla, P.C., which firm has been retained by the Trust to provide legal services since August 1997. The Trust paid $127,311 in legal fees to the law firm of Giordano, Halleran & Ciesla, P.C. during the Trust’s fiscal year ended October 31, 2015. In addition, Mr. Aiello paid the law firm the amount of $57,500 during the Trust’s fiscal year ended October 31, 2015, representing retainer and meeting fees that Mr. Aiello received in connection with his services as Executive Secretary during the 2015 fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
(Registrant)

By:	/s/ Robert S. Hekemian
Robert S. Hekemian
Chairman of the Board

Date: December 7, 2015